Exhibit 10.19

ADDENDUM No. 5 TO LEASE

This is an Addendum to the Lease dated June 1, 1993 in which BioTime, Inc., a California corporation, is referred to as “Lessee.” The following changes are hereby incorporated. In the event of a conflict of terms, those of this ADDENDUM shall prevail.

1.	Regarding Paragraph 1: The term shall be extended an additional one (1) year commencing April 1, 2004 and terminating March 31, 2005.

2.	The Base Rent shall remain $11,696 per month for the lease term.

           Lessee and Lessor shall each have the right to terminate the Lease at anytime by giving the other written notice no less than Ninety (90) days in advance.

/s/ Judith Segall	March 12, 2004

for BioTime, Inc., Lessee	Date

Its	Vice President- Operations

Member, Office of the President

for BioTime, Inc., Lessee	Date

Its

/s/ Donn Logan	March 12, 2004

Donn Logan, Lessor	Date

/s/ Marcy Li Wong	March 12, 2004

Marcy Li Wong, Lessor	Date